Exhibit 99.1

Agilent Authorizes $2 Billion Share Repurchase Program

SANTA CLARA, California, January 9, 2023 – Agilent Technologies Inc. (NYSE: A) today announced that its board of directors has approved a new share repurchase program. The 2023 program authorizes the purchase of up to $2 billion of the company’s common stock.

“Agilent is committed to balanced capital deployment that drives growth and helps deliver strong returns for shareholders,” said Bob McMahon, Agilent chief financial officer. “This share repurchase program is a key element of that strategy.”

The new program will begin March 1. Upon commencement, the new repurchase program replaces Agilent’s existing stock repurchase program, which authorized the repurchase of shares to reduce or eliminate share dilution from equity programs.

The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the stock price, economic and market conditions, and corporate and regulatory requirements. The stock repurchase program may be suspended or discontinued at any time.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation that advance the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.85 billion in fiscal 2022 and employs 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, statements regarding the company’s share repurchase programs. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal quarter ended October 31, 2022. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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Media Contact: Investor Contact:

Sarah Litton Parmeet Ahuja

+1 669 255 7696 +1 408-345-8948

sarah.litton@agilent.com parmeet_ahuja@agilent.com